Exhibit 99.01
DexCom Reports Record Fourth Quarter and Fiscal Year 2017 Financial Results

SAN DIEGO, CA - (BUSINESS WIRE-February 27, 2018) - DexCom, Inc. (Nasdaq: DXCM) today reported its financial results as of and for the quarter and fiscal year ended December 31, 2017.

Fourth Quarter 2017 Highlights:

•	Revenue grew 29% versus the same quarter of the prior year to $221.0 million

•	International revenue grew 58% versus the same quarter of the prior year

•	Gross profit of $153.5 million or 69% of revenue

•	GAAP net loss of $9.4 million, or $0.11 loss per share which includes an $18.2 million one-time non-cash tax expense

•	Non-GAAP net income of $8.8 million, or $0.10 earnings per share which excludes an $18.2 million one-time non-cash tax expense

Full Year 2017 Highlights:

•	Revenue grew 25% versus the prior year to $718.5 million

•	International revenue grew 61% versus the prior year

•	Gross profit of $492.1 million or 68% of revenue

•	GAAP net loss of $50.2 million, or $0.58 loss per share

“2017 was defined by several key accomplishments for DexCom, highlighted by record revenue, strong Q4 financial results, and meaningful progress on a number of strategic programs,” said Kevin Sayer, President and CEO, DexCom. “In the U.S., our commercial team executed well as we initiated our rollout into the Medicare population, and our International franchise exceeded expectations. DexCom also made big strides with our product pipeline, including our next generation system and with our development partners both in our intensive and non-intensive initiatives. We believe we are well positioned for continued success in 2018.”

Fourth Quarter 2017 Financial Results:

Revenue was $221.0 million for the fourth quarter of 2017, an increase of 29% from the $171.2 million in revenue for the same quarter of 2016. Gross profit totaled $153.5 million or 69% of revenue for the fourth quarter of 2017 compared to a gross profit of $116.7 million or 68% of revenue for the same quarter of 2016.

The GAAP net loss of $9.4 million, or $0.11 loss per share, for the fourth quarter of 2017 included $55.7 million in net non-cash expenses, compared to the GAAP net loss of $7.4 million, or $0.09 loss per share, for the same quarter in 2016, which included $34.3 million in non-cash expenses. Non-cash expenses for the fourth quarter of 2017 of $55.7 million were comprised primarily of share-based compensation, depreciation and amortization, non-cash interest expense related to our senior convertible notes, and an $18.2 million non-cash tax expense related to the reversal of a non-cash deferred tax benefit related to our senior convertible notes recorded during the second and third quarters of 2017. Non-cash expenses for the fourth quarter of 2016 were comprised primarily of share-based compensation, depreciation and amortization.

Non-GAAP net income was $8.8 million, or $0.10 earnings per share for the fourth quarter of 2017, which excludes an $18.2 million non-cash tax expense related to the reversal of a non-cash tax benefit related to our senior convertible notes recorded during the second and third quarters of 2017. See the table below entitled “Itemized Reconciliation Between GAAP and Non-GAAP Net Income (Loss) and Net Income (Loss) per Share” for a reconciliation of these GAAP and Non-GAAP financial measures.

Full Year 2017 Financial Results:

Revenue grew to $718.5 million for the fiscal year ended 2017, an increase of 25% from the $573.3 million in revenue for the same period of 2016. Gross profit totaled $492.1 million or 68% of revenue for the fiscal year ended 2017 compared to a gross profit of $378.4 million or 66% of revenue for the same period of 2016.

The GAAP net loss of $50.2 million or $0.58 per share, for the full fiscal year 2017 included $139.6 million in net non-cash expenses, compared to the GAAP net loss of $65.6 million, or $0.78 per share, for the same period in 2016, which included $128.1 million in non-cash expenses. Non-cash expenses for the fiscal year ended 2017 of $139.6 million were comprised primarily of share-based compensation, depreciation and amortization, and non-cash interest expense related to our senior convertible notes. Non-cash expenses for the same period of 2016 were comprised primarily of share-based compensation, depreciation and amortization.

As of December 31, 2017, DexCom had $548.6 million in cash, cash equivalents and short-term marketable securities.

2018 Annual Guidance:

DexCom reaffirmed the following projections for the full year 2018:

•	Revenue of $830 million to $850 million

•	Gross profit margins in the range of 65% to 68%

•	GAAP operating expenses, excluding investments into non-intensive programs, to grow 10% versus 2017.

Conference Call

Management will hold a conference call today starting at 4:30 p.m. (Eastern Time). The conference call will be concurrently webcast. The link to the webcast will be available on the DexCom, Inc. website at www.dexcom.com by navigating to "About Us," then "Investor Relations," and then "Events and Presentations," and will be archived for future reference. To listen to the conference call, please dial (800) 447-0521 (US/Canada) or (847) 413-3238 (International) and use the confirmation number "46267189" approximately five minutes prior to the start time.

Statement regarding use of non-GAAP financial measures

DexCom reports non-GAAP results for net loss and net loss per basic and diluted share in addition to, and not as a substitute for, or superior to, financial measures calculated in accordance with GAAP. Our financial measures under GAAP include non-cash deferred tax benefits related to our senior convertible notes as listed in the itemized reconciliation between GAAP and non-GAAP financial measures included in this press release. Management believes that presentation of operating results that excludes this item provides useful supplemental information to investors and facilitates the analysis of our core operating results and comparison of operating results across reporting periods. Management also believes that this supplemental non-GAAP information is therefore useful to investors in analyzing and assessing our past and future operating performance.
These non-GAAP measures may be different from non-GAAP measures used by other companies. In addition, these non-GAAP measures are not based on any comprehensive set of accounting rules or principles. We believe that non-GAAP measures have limitations in that they do not reflect all of the amounts associated with our results of operations as determined in accordance with U.S. GAAP and that these measures should only be used to evaluate our results of operations in conjunction with the corresponding GAAP measures. We encourage investors to carefully consider our results under GAAP, as well as its supplemental non-GAAP information and the reconciliation between these presentations, to more fully understand our business.

About DexCom, Inc.

DexCom, Inc., headquartered in San Diego, California, is developing and marketing continuous glucose monitoring systems for ambulatory use by people with diabetes and by healthcare providers.

Cautionary Statement Regarding Forward Looking Statements

This press release contains forward-looking statements that are not purely historical regarding DexCom’s or its management’s intentions, beliefs, expectations and strategies for the future. All forward-looking statements and reasons why results might differ included in this press release are made as of the date of this release, based on information currently available to DexCom, deal with future events, are subject to various risks and uncertainties, and actual results could differ materially from those anticipated in those forward looking statements. The risks and uncertainties that may cause actual results to differ materially from DexCom’s current expectations are more fully described in DexCom’s annual report on Form 10-K for the period ended December 31, 2017, as filed with the Securities and Exchange Commission on February 27, 2018. Except as required by law, DexCom assumes no obligation to update any such forward-looking statement after the date of this report or to conform these forward-looking statements to actual results.

FOR MORE INFORMATION:
Steven R. Pacelli
Executive Vice President, Strategy and Corporate Development
(858) 200-0200
www.dexcom.com

DexCom, Inc.
Consolidated Balance Sheets
(In millions—except par value data)

	December 31, 2017	December 31, 2016

Assets
Current assets:
Cash and cash equivalents	$441.5	$94.5
Short-term marketable securities, available-for-sale	107.1	29.2
Accounts receivable, net	134.3	101.7
Inventory	45.2	45.4
Prepaid and other current assets	16.6	9.2
Total current assets	744.7	280.0
Property and equipment, net	145.6	109.4
Goodwill	12.1	11.3
Other assets	1.7	2.1
Total assets	$904.1	$402.8
Liabilities and stockholders’ equity
Current liabilities:
Accounts payable and accrued liabilities	$87.2	$68.1
Accrued payroll and related expenses	48.5	33.4
Deferred revenue	3.2	0.9
Total current liabilities	138.9	102.4
Other liabilities	18.2	16.6
Long term senior convertible notes	327.6	—
Total liabilities	484.7	119.0

Stockholders’ equity:
Preferred stock, $0.001 par value, 5.0 shares authorized; no shares issued and outstanding at December 31, 2017 and December 31, 2016, respectively	—	—
Common stock, $0.001 par value, 200.0 authorized; 87.3 and 87.0 issued and outstanding, respectively, at December 31, 2017; and 100.0 authorized; 84.9 and 84.6 shares issued and outstanding, respectively, at December 31, 2016	0.1	0.1
Additional paid-in capital	1,093.7	905.7
Accumulated other comprehensive loss	(2.6)	(1.0)
Accumulated deficit	(671.8)	(621.0)
Total stockholders’ equity	419.4	283.8
Total liabilities and stockholders’ equity	$904.1	$402.8

DexCom, Inc.
Consolidated Statements of Operations
(In millions—except per share data)

	Three Months Ended December 31,		Twelve Months Ended December 31,
	2017	2016	2017	2016
Revenues	$221.0	$171.2	$718.5	$573.3
Cost of sales	67.5	54.5	226.4	194.9
Gross profit	153.5	116.7	492.1	378.4
Operating expenses
Research and development	48.7	43.7	185.4	156.1
Selling, general and administrative	92.8	79.1	349.2	286.2
Total operating expenses	141.5	122.8	534.6	442.3
Operating income (loss)	12.0	(6.1)	(42.5)	(63.9)
Other income (expense)	(0.1)	(0.7)	3.4	(0.7)
Interest income	1.4	0.1	3.3	0.4
Interest expense	(4.7)	(0.3)	(12.8)	(0.7)
Income (loss) before income taxes	8.6	(7.0)	(48.6)	(64.9)
Income tax expense	18.0	0.4	1.6	0.7
Net loss	$(9.4)	$(7.4)	$(50.2)	$(65.6)
Basic and diluted net loss per share	$(0.11)	$(0.09)	$(0.58)	$(0.78)
Shares used to compute basic and diluted net loss per share	86.9	84.6	86.3	83.6

DexCom, Inc.
Revenue by Geography
(In millions)
(Unaudited)

	Three Months Ended December 31,		Twelve Months Ended December 31,
	2017	2016	2017	2016
US revenue	$187.8	$150.2	$596.2	$497.5
Year over year growth	25%	31%	20%	43%
% of total revenue	85%	88%	83%	87%

OUS revenue	$33.2	$21.0	$122.3	$75.8
Year over year growth	58%	31%	61%	39%
% of total revenue	15%	12%	17%	13%

Total revenue	$221.0	$171.2	$718.5	$573.3
Year over year growth	29%	31%	25%	43%

DexCom, Inc.
Revenue by Component
(In millions)
(Unaudited

	Three Months Ended December 31,		Twelve Months Ended December 31,
	2017	2016	2017	2016
Sensor & other revenue (1)	$160.6	$124.0	$515.5	$410.1
Year over year growth	30%	36%	26%	44%
% of total revenue	73%	72%	72%	72%

Transmitter revenue	$42.4	$32.3	$144.8	$110.8
Year over year growth	31%	25%	31%	49%
% of total revenue	19%	19%	20%	19%

Receiver revenue	$18.0	$14.9	$58.2	$52.4
Year over year growth	21%	7%	11%	23%
% of total revenue	8%	9%	8%	9%

Total revenue	$221.0	$171.2	$718.5	$573.3
Year over year growth	29%	31%	25%	43%
(1) Includes subscription revenue, services, freight, accessories, etc.

DexCom, Inc.
Itemized Reconciliation Between GAAP and Non-GAAP Net Income (Loss) and Net Income (Loss) per Share
(In millions—except per share data)
(Unaudited)

	Three Months Ended December 31,		Twelve Months Ended December 31,
	2017	2016	2017	2016
GAAP net loss	$(9.4)	$(7.4)	$(50.2)	$(65.6)
Reversal of deferred tax benefit on senior convertible notes(1)	18.2	—	—	—
Non-GAAP net income (loss)	$8.8	$(7.4)	$(50.2)	$(65.6)

GAAP basic and diluted net loss per share	$(0.11)	$(0.09)	$(0.58)	$(0.78)
Reversal of deferred tax benefit on senior convertible notes(1)	0.21	—	—	—
Non-GAAP basic and diluted net income (loss) per share	$0.10	$(0.09)	$(0.58)	$(0.78)

Shares used to compute net income (loss) per share:
Basic	86.9	84.6	86.3	83.6
Diluted	87.6	84.6	86.3	83.6
(1) Non-cash reversal of tax benefit associated with the convertible senior notes.